Exhibit 99.1

Contact:

Media: Sarah McAuley: (617) 532.8195, news@enernoc.com

Investors: Jennifer Varley: (617) 532-8104, ir@enernoc.com

EnerNOC Reports First Quarter 2012 Financial Results

Margins Trending Higher; Guidance for 2012 Increased

BOSTON, MA, May 3, 2012 — EnerNOC, Inc. (NASDAQ: ENOC), a leading provider of energy management applications and services, today announced financial results for the first quarter ended March 31, 2012.

“Despite prior uncertainty in the PJM market, I am pleased to report that our outlook today has become significantly clearer. Our margins have trended higher than expected and our operational performance across the business is strong, from our core demand response portfolio to energy efficiency and many of our new initiatives. As such, we are modestly increasing our annual guidance,” said Tim Healy, EnerNOC’s Chairman and Chief Executive Officer.

Key financial highlights for the first quarter of 2012:

•	Revenues of $24.5 million;

•	Gross profit of $5.9 million;

•	GAAP net loss of $27.7 million, or $1.06 per basic and diluted share;

•	Non-GAAP net loss* of $22.5 million, or $0.86 per basic and diluted share;

•	Adjusted EBITDA* of negative $18.6 million;

•	Cash flow from operating activities of negative $0.2 million;

•	Free cash flow* of negative $3.7 million; and

•

Cash and cash equivalents and restricted cash as of March 31, 2012 of $80.8 million and $14.4 million, respectively; approximately $14.2 million of the restricted cash became unrestricted in April 2012.

(*Please refer to the section below titled “Use of Non-GAAP Financial Measures” for non-GAAP definitions and the financial schedules attached to this press release for a reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures.)

Other first quarter 2012 and recent highlights:

•	Increased demand response megawatts under management to approximately 8,000 as of March 31, 2012, an increase of approximately 900 megawatts in the quarter;

•	Increased the number of commercial, institutional, and industrial DemandSMART customers to approximately 5,300 and sites to over 12,500 as of March 31, 2012;

•	Expanded to New Zealand’s South Island through a demand response contract with Genesis Energy;

•	Signed an automated demand response implementation contract with Louisville Gas and Electric and Kentucky Utilities Company;

•	Extended the Company’s existing networked demand response program with the Salt River Project Agricultural Improvement and Power District by three years;

•	Signed an energy management platform agreement with the State of Connecticut to reduce energy consumption and cost across a portfolio of up to 100 state facilities.;

•	Surpassed $500 million in delivered customer savings through energy management initiatives; and

•

Signed an energy management platform agreement with National Grid to manage natural gas consumption at approximately 4,000 commercial, institutional, and industrial customer sites in Brooklyn and Queens.

Financial Outlook

The Company currently expects to deliver the following financial results for the quarter ending June 30, 2012 and for the years ending December 31, 2012 and December 31, 2013.

Second Quarter 2012: As stated on the Company’s Q4 2011 earnings call, there will be a change in quarterly timing of PJM Emergency Load Response Program (ELRP) revenue recognition starting in 2012. The Company historically recognized the vast majority of revenues from the ELRP in Q2 and Q3. For fiscal year 2012, the Company does not expect any revenues related to the Company’s participation in the ELRP to be recognized in Q2; the vast majority of revenues related to the Company’s participation in the ELRP will be recognized at the end of the performance period, which means during Q3. The Company expects second quarter revenue to be in the range of $27 million to $31 million. Second quarter GAAP net loss is expected to be in the range of $1.05 to $1.25 per basic and diluted share. These estimates are based on basic and diluted weighted average shares outstanding of 26.3 million.

Full Year 2012: The Company expects full year 2012 revenue to be in the range of $250 million to $280 million, compared to its previously published 2012 guidance range of $240 million to $280 million. GAAP net loss for 2012 is expected to be in the range of $1.00 to $1.50 per basic and diluted share, compared to the Company’s previously published 2012 guidance range of $1.00 to $1.60. These revised estimates are based on basic and diluted weighted average shares outstanding of 26.5 million, compared to 26.3 million shares used as the basis for the Company’s previously published guidance. Full year 2012 Adjusted EBITDA is now expected to be between $5 million and $20 million, compared to the Company’s previously published 2012 guidance range of $0 to $20 million. The Company expects stock-based compensation expense to be $14.5 million, amortization of acquisition related intangibles expense to be $7.2 million, depreciation expense to be between $19 million and $21 million, and interest and other expense, net, to be between $1 million and $2 million. The estimated provision for income taxes is expected to be $2 million.

Full Year 2013: The Company reaffirms its existing full year 2013 guidance provided in the Company’s February 27, 2012 earnings release. Accordingly, the Company expects full year 2013 revenue to be in the range of $350 million to $400 million. GAAP net income (loss) is expected to be in the range of (i) a net loss of $0.25 per basic and diluted share based on weighted average basic and diluted shares outstanding of 26.7 million to (ii) a net income of $0.50 per diluted share based on weighted average diluted shares outstanding of 27.5 million. Full year 2013 Adjusted EBITDA is expected to be between $35 million and $60 million, with estimated stock-based compensation expense between $12 million and $16 million, estimated amortization of acquisition-related intangibles expense between $6 million and $8 million, estimated depreciation expense between $20 million and $24 million, estimated interest and other expense, net, between $0 and $2 million, and an estimated income tax expense between $3 million and $5 million.

These statements are forward-looking and actual results may differ materially. These statements are based on information available as of May 3, 2012, and the Company assumes no obligation to publicly update or revise its financial outlook. Investors are reminded that actual results may differ from these estimates for the reasons described below and in the Company’s filings with the Securities and Exchange Commission.

Webcast Reminder

The Company will host a conference call today, May 3, 2012 at 5:00 p.m., Eastern Time, to discuss the Company’s first quarter 2012 operating results, as well as other forward-looking information about the Company’s business. Domestic callers may access the earnings conference call by dialing 877-837-3911 (International callers, dial 973-796-5063). Investors and other interested parties may also go to the “Investors” section of EnerNOC’s website at http://investor.enernoc.com/webcasts.cfm for a live webcast of the conference call. Please access the website at least 15 minutes prior to the call to register, download, and install any necessary audio software. A replay of the conference call will be available on the Company’s website noted above or by phone (Domestic: dial 855-859-2056 and enter the pass code 77273066, International: dial 404-537-3406 and enter the pass code 77273066) until May 9, 2012 and the webcast will be archived on EnerNOC’s website for a period of three months.

About EnerNOC

EnerNOC unlocks the full value of energy management for our utility and commercial, institutional, and industrial (C&I) customers by reducing real-time demand for electricity, increasing energy efficiency, improving energy supply transparency in competitive markets, and mitigating emissions. We accomplish this by delivering world-class energy management applications, services and products, including DemandSMART™, comprehensive demand response; EfficiencySMART™, continuous energy savings; SupplySMART™, energy price and risk management; and CarbonSMART™, enterprise carbon management. Our Network Operations Center (NOC) continuously supports these applications across thousands of C&I customer sites throughout the world. Working with more than 100 utilities and grid operators globally, we deliver energy, ancillary services, and carbon mitigation solutions that provide cost-effective alternatives to investments in traditional power generation, transmission, and distribution. For more information, visit www.enernoc.com.

Safe Harbor Statement

Statements in this press release regarding management’s future expectations, beliefs, intentions, goals, strategies, plans or prospects, including, without limitation, statements relating to the Company’s future financial and operational performance, resolution of certain prior uncertainties, and the future growth and success of the Company’s energy management applications, services and products, may constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. Forward-looking statements can be identified by terminology such as “anticipate,” “believe,” “could,” “could increase the likelihood,” “estimate,” “expect,” “intend,” “is planned,” “may,” “should,” “will,” “will enable,” “would be expected,” “look forward,” “may provide,” “would” or similar terms, variations of such terms or the negative of those terms. Such forward-looking statements involve known and unknown risks, uncertainties and other factors including those risks, uncertainties and factors referred to under the section “Risk Factors” in EnerNOC’s most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as other documents that may be filed by EnerNOC from time to time with the Securities and Exchange Commission. As a result of such risks, uncertainties and factors, the Company’s actual results may differ materially from any future results, performance or achievements discussed in or implied by the forward-looking statements contained herein. EnerNOC is providing the information in this press release as of this date and assumes no obligations to update the information included in this press release or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Use of Non-GAAP Financial Measures

To supplement the financial measures presented in EnerNOC’s press release and related conference call or webcast in accordance with accounting principles generally accepted in the United States (“GAAP”), EnerNOC also presents non-GAAP financial measures relating to non-GAAP net income or loss, non-GAAP net income or loss per share, adjusted EBITDA, and free cash flow.

A “non-GAAP financial measure” refers to a numerical measure of the Company’s historical or future financial performance, financial position, or cash flows that excludes (or includes) amounts that are included in (or excluded from) the most directly comparable measure calculated and presented in accordance with GAAP in the Company’s financial statements. EnerNOC provides the non-GAAP measures listed above as additional information relating to EnerNOC’s operating results as a complement to results provided in accordance with GAAP. The non-GAAP financial information presented here should be considered in conjunction with, and not as a substitute for or superior to, the financial information presented in accordance with GAAP and should not be considered measures of the Company’s liquidity. There are significant limitations associated with the use of non-GAAP financial measures. Further, these measures may differ from the non-GAAP information, even where similarly titled, used by other companies and therefore should not be used to compare the Company’s performance to that of other companies.

The non-GAAP measures used in this press release and related conference call or webcast differ from GAAP in that they exclude expenses related to stock-based compensation, amortization expense related to acquisition-related intangible assets, as well as in certain measures, the related impact of these adjustments on the provision for income taxes. In addition, investors should note the following:

•

EnerNOC defines “non-GAAP net income (loss)” as net income (loss) before expenses related to stock-based compensation and amortization expenses related to acquisition-related intangible assets, net of related tax effects.

•	EnerNOC defines “Adjusted EBITDA” as net income (loss), excluding depreciation, amortization, stock-based compensation, interest, income taxes and other income (expense). Adjusted EBITDA eliminates items that are either not part of the Company’s core operations or do not require a cash outlay, such as stock-based compensation. Adjusted EBITDA also excludes depreciation and amortization expense, which is based on the Company’s estimate of the useful life of tangible and intangible assets. These estimates could vary from actual performance of the asset, are based on historic cost incurred to build out the Company’s deployed network, and may not be indicative of current or future capital expenditures.

•

EnerNOC defines “free cash flow” as net cash provided by (used in) operating activities less capital expenditures. EnerNOC defines “capital expenditures” as purchases of property and equipment, which includes capitalization of internal-use software development costs.

EnerNOC’s management uses these non-GAAP measures when evaluating the Company’s operating performance and for internal planning and forecasting purposes. EnerNOC’s management believes that such measures help indicate underlying trends in the Company’s business, are important in comparing current results with prior period results, and are useful to investors and financial analysts in assessing the Company’s operating performance. For example, EnerNOC’s management considers non-GAAP net income or loss to be an important indicator of the overall performance of the Company because it eliminates certain of the more significant effects of its acquisitions and related activities and non-cash compensation expenses. In addition, EnerNOC’s management considers adjusted EBITDA to be an important indicator of the Company’s operational strength and performance of its business and a good measure of the Company’s historical operating trend. Moreover, EnerNOC’s management considers free cash flow to be an indicator of the Company’s operating trend and performance of its business.

Source: EnerNOC, Inc.

EnerNOC, Inc.

SELECTED FINANCIAL INFORMATION

(in thousands, except for share and per share data)

EnerNOC, Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Revenues:
DemandSMART	$17,723	$25,816
EfficiencySMART, SupplySMART, CarbonSMART and other	6,727	5,946

Total revenues	24,450	31,762
Cost of revenues	18,562	19,201

Gross profit	5,888	12,561

Operating expenses:
Selling and marketing	12,430	11,587
General and administrative	17,724	16,313
Research and development	3,804	3,232

Total operating expenses	33,958	31,132

Loss from operations	(28,070)	(18,571)
Other income	1,233	128
Interest expense	(480)	(163)

Loss before income tax	(27,317)	(18,606)
Provision for income tax	(396)	(666)

Net loss	$(27,713)	$(19,272)

Loss per share:
Basic and diluted net loss per share	$(1.06)	$(0.76)

Weighted average number of common shares outstanding
Basic and diluted	26,251,322	25,248,650

EnerNOC, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	March 31, 2012	December 31, 2011

ASSETS
Current assets
Cash and cash equivalents	$80,830	$87,297
Restricted cash	14,412	158
Trade accounts receivable, net of allowance for doubtful accounts of $186 and $192 at March 31, 2012 and December 31, 2011, respectively	28,575	24,525
Unbilled revenue	25,757	64,448
Prepaid expenses, deposits and other current assets	16,319	26,723

Total current assets	165,893	203,151
Property and equipment, net of accumulated depreciation of $55,435 and $51,400 at March 31, 2012 and December 31, 2011, respectively	35,876	36,636
Goodwill	79,524	79,213
Customer relationship intangible assets, net	25,958	26,993
Other definite-lived intangible assets, net	5,117	5,524
Deposits and other assets	5,404	4,291

Total assets	$317,772	$355,808

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$1,360	$2,335
Accrued capacity payments	41,287	58,332
Accrued payroll and related expenses	7,013	11,937
Accrued expenses and other current liabilities	6,636	6,107
Accrued performance adjustments	6,127	6,045
Deferred revenue	17,491	12,556

Total current liabilities	79,914	97,312
Long-term liabilities
Deferred acquisition consideration	508	500
Accrued acquisition contingent consideration, long term	365	336
Deferred tax liability	3,020	2,646
Deferred revenue, long-term	9,230	6,810
Other liabilities	518	464

Total long-term liabilities	13,641	10,756
Stockholders’ equity
Undesignated preferred stock, $0.001 par value; 5,000,000 shares authorized; no shares issued	—	—
Common stock, $0.001 par value; 50,000,000 shares authorized, 28,488,283 and 27,306,548 shares issued and outstanding at March 31, 2012 and December 31, 2011, respectively	28	27
Additional paid-in capital	333,607	329,817
Accumulated other comprehensive loss	(556)	(955)
Accumulated deficit	(108,862)	(81,149)

Total stockholders’ equity	224,217	247,740

Total liabilities and stockholders’ equity	$317,772	$355,808

EnerNOC, Inc.

Cash Flow Information

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Cash flows used in operating activities	$(188)	$(5,688)
Cash flows used in investing activities	(6,313)	(46,016)
Cash flows provided by financing activities	64	1,030
Effects of exchange rate changes on cash	(30)	(100)

Net change in cash and cash equivalents	$(6,467)	$(50,774)

EnerNOC, Inc.

NON-GAAP NET LOSS AND NET LOSS PER SHARE RECONCILIATION

(Unaudited)

	Three Months Ended March 31,
	2012	2011
GAAP net loss	$(27,713)	$(19,272)
ADD: Stock-based compensation	3,378	3,482
ADD: Amortization expense of acquired intangible assets	1,836	1,152
LESS: Income tax effect on Non-GAAP adjustments (1)	—	—

Non-GAAP net loss	$(22,499)	$(14,638)

GAAP net loss per basic share	$(1.06)	$(0.76)
ADD: Stock-based compensation	0.13	0.14
ADD: Amortization expense of acquired intangible assets	0.07	0.04
LESS: Income tax effect on Non-GAAP adjustments (1)	—	—

Non-GAAP net loss per basic share	$(0.86)	$(0.58)

GAAP net loss per diluted share	$(1.06)	$(0.76)
ADD: Stock-based compensation	0.13	0.14
ADD: Amortization expense of acquired intangible assets	0.07	0.04
LESS: Income tax effect on Non-GAAP adjustments (1)	—	—

Non-GAAP net loss per diluted share	$(0.86)	$(0.58)

Weighted average number of common shares outstanding
Basic	26,251,322	25,248,650
Diluted	26,251,322	25,248,650

(1)	The non-GAAP adjustments would have no impact on the provision for income taxes recorded for the three months ended March 31, 2012 or 2011, respectively.

EnerNOC, Inc.

RECONCILIATION OF ADJUSTED EBITDA

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net loss	$(27,713)	$(19,272)
Add back:
Depreciation and amortization	6,110	4,777
Stock-based compensation expense	3,378	3,482
Other income	(1,233)	(128)
Interest expense	480	163
Provision for income tax	396	666

Adjusted EBITDA	$(18,582)	$(10,312)

EnerNOC, Inc.

RECONCILIATION OF FREE CASH FLOW

(Unaudited)

	Three Months Ended March 31,
	2012	2011
Net cash used in operating activities	$(188)	$(5,688)
Subtract:
Purchases of property and equipment	(3,553)	(3,464)

Free cash flow	$(3,741)	$(9,152)